Exhibit (I)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Supplement dated December 12, 2022 to the Prospectus dated May 1, 2022, included in this Post-Effective Amendment No. 38 to the Registration Statement (Form N-4, File No. 333-186894) of Lincoln Life Variable Annuity Account N (the “Registration Statement”). We also consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information dated April 14, 2022, incorporated by reference in this Registration Statement.

We also consent to the use of our reports (1) dated March 8, 2022, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company and (2) dated April 13, 2022, with respect to the financial statements of each of the subaccounts within Lincoln Life Variable Annuity Account N, for the year ended December 31, 2021, incorporated by reference in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
December 12, 2022